UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 22, 2021

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, Ireland	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares (ADS(s)), each ADS representing the right to receive one (1) Ordinary Share of Amarin Corporation plc	AMRN	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On September 22, 2021, Amarin Corporation plc (“Amarin”) announced that it was implementing a new go-to-market strategy for VASCEPA® (icosapent ethyl), resulting in a reduction of Amarin’s field force to approximately 300 sales representatives. Amarin estimates that it will incur approximately $15 million in charges related to the reduction in force, substantially all of which are cash expenditures for one-time termination benefits and associated costs. Amarin expects to record the charges in the third quarter of 2021 and to make substantially all of the related payments by the end of the first quarter of 2022.

Item 7.01	Regulation FD Disclosure

On September 22, 2021, Amarin issued a press release outlining its new go-to-market strategy, a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Forward-looking statement

This Current Report on Form 8-K contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other securities laws. Any statements contained herein which do not describe historical facts, including, among others, statements about Amarin’s new go-to-market strategy and plans and expectations in connection therewith, anticipated cost savings and uses thereof, estimate of charges related to the reduction in force and the expected timing of such charges. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. In particular, the charges associated with the reduction in force may be higher than expected and Amarin may not realize the expected benefits of such reduction and its go-to-market strategy, including expected reduced operating expenses. In addition, as a result of the reduction in force, which primarily affects Amarin’s U.S. sales force, Amarin’s ability to maintain and grow revenue from sales of Vascepa in the current indication may be materially adversely affected. Among the factors that could cause actual results to differ materially from those described or projected herein include uncertainties associated generally with administrative decisions and the bases for such decisions. A further list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin’s filings with the U.S. Securities and Exchange Commission, including its most recent Quarterly Report on Form 10-Q. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 22, 2021 (furnished herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2021	Amarin Corporation plc

	By:	/s/ Karim Mikhail
Karim Mikhail President and Chief Executive Officer